NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports First Quarter 2014 Results with 7% Growth in Premium,
17% Net Income Return on Equity, and 4% Growth in Book Value Per Share

HAMILTON, Bermuda – April 23, 2014 -- Everest Re Group, Ltd. (NYSE: RE) today reported net income of $293.9 million, or $6.21 per diluted common share, for the first quarter of 2014, compared to net income of $384.3 million, or $7.50 per diluted common share, for the first quarter of 2013. Excluding realized capital gains and losses, after-tax operating income1 was $281.0 million, or $5.93 per diluted common share, for the first quarter 2014, compared to after-tax operating income1 of $301.1 million, or $5.88 per diluted common share, for the same period last year.

Commenting on the Company’s results, President and Chief Executive Officer, Dominic J. Addesso said, “Everest had another excellent quarter producing $281 million of after-tax operating income and a net income return on equity of 17%, driven by strong underwriting results with a combined ratio of 80.0%. The market is always challenging but we are continuing to find opportunities to grow premium and risk-adjusted returns, demonstrating the strength of our franchise and operating strategies.

We expect to close shortly on our first catastrophe bonds that will provide $450 million of property catastrophe risk coverage at very optimal pricing and terms and conditions. Alternative reinsurance capacity is increasingly part of our strategy, coming into play both offensively and defensively, as we seek ways to optimize our returns.”

Addesso continued, “During the quarter, we repurchased $250 million of our common shares and paid dividends of $35 million, the largest return of capital to shareholders in any single quarter, and yet shareholders equity held constant at $7 billion. We continue to build value for our shareholders with book value per share, adjusted for dividends, climbing 5% in the quarter.”

Operating highlights for the first quarter of 2014 included the following:

•
Gross written premiums increased 7% to $1.3 billion compared to the first quarter of 2013. Worldwide, reinsurance premiums, including the Mt. Logan Re segment, were up 12%, quarter over quarter, primarily driven by new growth opportunities at the January renewals. Insurance premiums were down 9% for the quarter largely due to a premium adjustment for crop business on lower than expected premium for the winter crop season.

•
The combined ratio was 80.0% for the quarter compared to 80.7% in the first quarter of 2013. Excluding catastrophe losses, reinstatement premiums, and prior year development, which was minimal in both quarters, the attritional combined ratio was comparable quarter over quarter.

•	Net investment income for the current quarter was $123.2 million, including limited partnership losses of $2.3 million.
•	Net after-tax realized and unrealized capital gains totaled $13.0 million and $55.3 million, respectively, for the quarter.
•	Cash flow from operations was $367.1 million compared to $259.4 million for the same period in 2013
•	For the quarter, the annualized after-tax operating income¹ return on average adjusted shareholders’ equity² was 16.6%.
•
During the quarter, the Company repurchased 1.7 million of its common shares at an average price of $147.71 and a total cost of $250.0 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 2.9 million shares available.

•
Shareholders’ equity ended the quarter flat at $7.0 billion compared to year end 2013 despite returning capital of $285 million during the quarter in the form of dividends and share repurchases. Book value per share increased 4% from $146.57 at December 31, 2013 to $152.80 at March 31, 2014.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Mt. Logan Re, a segregated cell company, capitalized by the Company and third party investors, is a specialty reinsurer of catastrophe risks. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestregroup.com.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on April 24, 2014. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestregroup.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2014		2013
		(unaudited)
		Per Diluted		Per Diluted
		Common		Common
	Amount	Share	Amount	Share

Net income (loss)	$293,933	$6.21	$384,343	$7.50
After-tax net realized capital gains (losses)	12,964	0.27	83,271	1.63

After-tax operating income (loss)	$280,969	$5.93	$301,072	$5.88

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the

Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2014	2013
	(unaudited)
REVENUES:
Premiums earned	$1,144,490	$1,088,759
Net investment income	123,157	145,781
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	-	(191)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-
Other net realized capital gains (losses)	21,126	126,926
Total net realized capital gains (losses)	21,126	126,735
Net derivative gain (loss)	(1,661)	15,285
Other income (expense)	(3,296)	(8,887)
Total revenues	1,283,816	1,367,673

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	619,409	592,644
Commission, brokerage, taxes and fees	246,002	233,046
Other underwriting expenses	50,638	52,946
Corporate expenses	4,945	5,717
Interest, fees and bond issue cost amortization expense	7,568	13,481
Total claims and expenses	928,562	897,834

INCOME (LOSS) BEFORE TAXES	355,254	469,839
Income tax expense (benefit)	53,232	85,496

NET INCOME (LOSS)	$302,022	$384,343
Net (income) loss attributable to noncontrolling interests	(8,089)	-
NET INCOME (LOSS) ATTRIBUTABLE TO EVEREST RE GROUP	$293,933	$384,343

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	53,471	(46,802)
Reclassification adjustment for realized losses (gains) included in net income (loss)	1,874	(4,091)
Total URA(D) on securities arising during the period	55,345	(50,893)

Foreign currency translation adjustments	(2,637)	(21,066)

Benefit plan actuarial net gain (loss) for the period	-	-
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	771	1,346
Total benefit plan net gain (loss) for the period	771	1,346
Total other comprehensive income (loss), net of tax	53,479	(70,613)
Other comprehensive (income) loss attributable to noncontrolling interests	-	-
Total other comprehensive income (loss), net of tax attributable to Everest Re Group	53,479	(70,613)

COMPREHENSIVE INCOME (LOSS)	$347,412	$313,730

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO EVEREST RE GROUP:
Basic	$6.26	$7.56
Diluted	6.21	7.50
Dividends declared	0.75	0.48

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2014	2013
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$13,019,176	$12,636,907
(amortized cost: 2014, $12,708,891; 2013, $12,391,164)
Fixed maturities - available for sale, at fair value	-	19,388
Equity securities - available for sale, at market value (cost: 2014, $156,000; 2013, $148,342)	153,822	144,081
Equity securities - available for sale, at fair value	1,398,430	1,462,079
Short-term investments	1,363,852	1,214,199
Other invested assets (cost: 2014, $485,771; 2013, $508,447)	485,771	508,447
Cash	385,404	611,382
Total investments and cash	16,806,455	16,596,483
Accrued investment income	116,910	119,058
Premiums receivable	1,427,171	1,453,114
Reinsurance receivables	653,109	540,883
Funds held by reinsureds	224,961	228,000
Deferred acquisition costs	375,393	363,721
Prepaid reinsurance premiums	78,305	81,779
Income taxes	136,513	178,334
Other assets	293,578	246,664
TOTAL ASSETS	$20,112,395	$19,808,036

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,611,114	$9,673,240
Future policy benefit reserve	58,089	59,512
Unearned premium reserve	1,658,734	1,579,945
Funds held under reinsurance treaties	2,706	2,692
Commission reserves	57,312	66,160
Other net payable to reinsurers	116,883	116,387
Losses in course of payment	439,708	332,631
5.4% Senior notes due 10/15/2014	249,971	249,958
6.6% Long term notes due 5/1/2067	238,361	238,361
Accrued interest on debt and borrowings	12,092	4,781
Equity index put option liability	37,083	35,423
Unsettled securities payable	95,322	53,867
Other liabilities	182,341	333,425
Total liabilities	12,759,716	12,746,382

NONCONTROLLING INTERESTS:
Redeemable noncontrolling interests - Mt. Logan Re	315,168	93,378

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2014) 68,171
and (2013) 67,965 outstanding before treasury shares	682	680
Additional paid-in capital	2,036,320	2,029,774
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $65,137 at 2014 and $57,661 at 2013	211,207	157,728
Treasury shares, at cost; 22,114 shares (2014) and 20,422 shares (2013)	(2,235,856)	(1,985,873)
Retained earnings	7,025,158	6,765,967
Total shareholders' equity attributable to Everest Re Group	7,037,511	6,968,276
TOTAL LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY	$20,112,395	$19,808,036

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2014	2013
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$302,022	$384,343
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	25,533	(53,067)
Decrease (increase) in funds held by reinsureds, net	3,399	4,584
Decrease (increase) in reinsurance receivables	(114,898)	(92,736)
Decrease (increase) in income taxes	34,417	64,227
Decrease (increase) in prepaid reinsurance premiums	2,359	3,446
Increase (decrease) in reserve for losses and loss adjustment expenses	(56,348)	(127,942)
Increase (decrease) in future policy benefit reserve	(1,423)	(796)
Increase (decrease) in unearned premiums	80,016	54,323
Increase (decrease) in other net payable to reinsurers	1,176	4,188
Increase (decrease) in losses in course of payment	107,003	148,773
Change in equity adjustments in limited partnerships	2,313	(17,356)
Distribution of limited partnership income	8,600	33,686
Change in other assets and liabilities, net	(23,959)	(43,814)
Non-cash compensation expense	4,427	5,614
Amortization of bond premium (accrual of bond discount)	13,572	18,607
Amortization of underwriting discount on senior notes	14	13
Net realized capital (gains) losses	(21,126)	(126,735)
Net cash provided by (used in) operating activities	367,097	259,358

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	490,745	612,044
Proceeds from fixed maturities matured/called - available for sale, at fair value	875	3,000
Proceeds from fixed maturities sold - available for sale, at market value	328,709	254,496
Proceeds from fixed maturities sold - available for sale, at fair value	20,763	3,664
Proceeds from equity securities sold - available for sale, at market value	534	1,229
Proceeds from equity securities sold - available for sale, at fair value	178,598	106,175
Distributions from other invested assets	17,077	50,016
Cost of fixed maturities acquired - available for sale, at market value	(1,163,440)	(1,016,289)
Cost of fixed maturities acquired - available for sale, at fair value	(1,309)	(1,295)
Cost of equity securities acquired - available for sale, at market value	(8,546)	(1,566)
Cost of equity securities acquired - available for sale, at fair value	(92,329)	(122,617)
Cost of other invested assets acquired	(4,961)	(6,684)
Net change in short-term investments	(152,715)	78,507
Net change in unsettled securities transactions	1,564	(8,467)
Net cash provided by (used in) investing activities	(384,435)	(47,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	2,121	26,918
Purchase of treasury shares	(249,983)	(238,632)
Third party investment in redeemable noncontrolling interest	70,700	-
Dividends paid to shareholders	(34,742)	(24,231)
Net cash provided by (used in) financing activities	(211,904)	(235,945)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,264	11,460

Net increase (decrease) in cash	(225,978)	(12,914)
Cash, beginning of period	611,382	537,050
Cash, end of period	$385,404	$524,136

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$16,260	$19,188
Interest paid	174	6,001